                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
                                                    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   Zila, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transactions applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                                December 9, 1999

         The 1999 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at Marriott's Camelback Inn (Scottsdale East Room of the Conference Center), 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 9, 1999, at 9:00 a.m., local time.

MATTERS TO BE VOTED ON:

         1. Election of seven directors to serve for the next year or until their successors are elected;

         2. Ratification of the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 2000; and

         3. Any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on October 29, 1999 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at this meeting or any adjournment of the meeting. The list of stockholders entitled to vote at this meeting is available at the offices of the Company, 5227 North 7th Street, Phoenix, Arizona 85014, for examination by any stockholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                     By Order of the Board of Directors,


                                     /s/ Janice L. Backus
                                     -----------------------------------
                                     Janice L. Backus
                                     Vice President and Secretary


Phoenix, Arizona
November 11, 1999

                                 PROXY STATEMENT

                                TABLE OF CONTENTS


GENERAL INFORMATION................................................................................................     1
 Who Can Vote      ................................................................................................     1
 Voting by Proxies ................................................................................................     1
 How You May Revoke Your Proxy Instructions........................................................................     2
 How Votes are Counted.............................................................................................     2
 Cost of this Proxy Solicitation...................................................................................     2
 Attending the Annual Meeting......................................................................................     2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?....................................................................     2

WHO SHOULD I CALL IF I HAVE QUESTIONS?.............................................................................     3

PROPOSALS..........................................................................................................     3
 PROPOSAL NO. 1 -  ELECT SEVEN DIRECTORS...........................................................................     3
 PROPOSAL NO. 2 -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS..................................................     4

ABOUT THE BOARD AND ITS COMMITTEES.................................................................................     8

EXECUTIVE COMPENSATION.............................................................................................    10

STOCK OPTION GRANTS................................................................................................    11

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
      OPTION VALUE AS OF JULY 31, 1999.............................................................................    12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION............................................................    13

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT.............................................................    16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE............................................................    17

STOCK PRICE PERFORMANCE GRAPH......................................................................................    18

PROPOSALS BY STOCKHOLDERS..........................................................................................    19

OTHER BUSINESS.....................................................................................................    19

ANNUAL REPORT......................................................................................................    19

                                 PROXY STATEMENT


       This Proxy Statement is furnished to the Stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the Company's solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 9, 1999. The proxy materials were mailed on or about November 11, 1999 to stockholders (the "Stockholders") of record at the close of business on October 29, 1999 (the "Record Date").

       Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card (the "Proxies"). "We," "our," "Zila," and the "Company" refer to Zila, Inc.

                               GENERAL INFORMATION


Who Can Vote       You are entitled to vote your Common Stock if our records
                   show that you held your shares as of October 29, 1999. At that date, 40,980,448 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote.
                   The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxies  If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

                   We are not aware of any other matters to be presented at the Annual Meeting except those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

How You May          You may revoke you proxy instructions by any of the
Revoke Your          following procedures:
Proxy Instructions
                           1. Send the Company another signed proxy with a later
                              date;
                           2. Send a letter to the Company's secretary revoking
                              your proxy before your Common Stock has been voted by the Proxies at the meeting; or
                           3. Attend the Annual Meeting and vote your shares in
                              person.

How Votes are        Inspectors of election will be appointed for the meeting.
Counted              The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Cost of this Proxy   We will pay the cost of this proxy solicitation, including
Solicitation         the charges and expenses of brokerage firms and others who
solicitation         forward material to beneficial owners of the Common Stock.
                     The Company will solicit proxies by mail. Proxies may also be solicited by personal interview, telephone, or telegraph. Corporate Investor Communications, Inc. will serve as the Company's proxy solicitation agent. In such capacity, Corporate Investor Communications, Inc. will coordinate the distribution of proxy materials to beneficial owners of Common Stock and oversee the return of proxy cards. The fee for these services is estimated to be $5,500.

Attending the        If you are a beneficial owner of Common Stock held by a
Annual Meeting       broker or bank, you will need proof of ownership to be
                     admitted to the meeting. A recent statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership. Although you may attend the meeting, you will not be able to vote your Common Stock held in street name in person at the meeting and will have to vote through your broker or bank.


                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


Proposal 1:          The seven nominees for director who receive the most votes
Election of Seven    will be elected. There is no cumulative voting in the
Directors            election of directors.

Proposal 2:          The affirmative vote of a majority of the voting power of
Ratification of      Common Stock present at the Annual Meeting in person or by
Independent          proxy will be required to ratify the selection of
Public               independent auditors. Therefore, if you "abstain" from
Accountants          voting, it has the same effect as if you voted "against"
                     this proposal.


                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

       If you have questions about the Annual Meeting or voting, please call Janice L. Backus, our Vice President and Corporate Secretary, at (602) 266-6700.


                                    PROPOSALS

                     PROPOSAL NO. 1 -  ELECT SEVEN DIRECTORS


Number of            An entire Board of Directors, consisting of seven
Directors to be      directors, is to be elected at the Annual Meeting. Each
Elected              Director elected will hold office until the next annual
                     meeting or until his successor is elected and qualified. If any director resigns or otherwise is unable to complete his term of office, the Board will elect another director for the remainder of the resigning director's term.

Vote Required        The seven nominees receiving the highest number of votes
                     cast at the Annual Meeting will be elected. There is no cumulative voting in the election of directors.

Nominees of the      The Board has nominated the following individuals to serve
the Board            on Board of Directors of the Company for the following
                     year:

                          Joseph Hines
                          Carl A. Schroeder
                          Patrick M. Lonergan
                          Michael S. Lesser
                          Curtis M. Rocca III
                          Christopher D. Johnson
                          Kevin J. Tourek

                     All of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. See page 5 for information regarding each of the nominees listed above.

       We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board.


YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES UNDER PROPOSAL NO.1.



        PROPOSAL NO. 2  -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The principal independent public accounting firm utilized by the Company during the fiscal years ended July 31, 1994, 1995, 1996, 1997, 1998 and 1999 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). The Board of Directors presently contemplates that the Auditors will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending July 31, 2000. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

       The Proxies will vote in favor of ratifying the selection of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.


               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


       Information regarding the names, ages, positions with the Company and the Board, and business experience of each of the directors and nominees is set forth in the table below. Each director has served continuously with the Company since his first election as indicated below.


                                                                     DIRECTOR
           NAME               AGE            POSITION(S)              SINCE
           ----               ---            ----------              --------
Joseph Hines                   71     Chairman of the Board,           1983
                                      President and Chief Executive
                                      Officer
Carl A. Schroeder (1)          70     Director                         1984
Patrick M. Lonergan (1), (2)   64     Director                         1992
Michael S. Lesser (2)          57     Director                         1995
Curtis M. Rocca III            37     Director                         1997
Christopher D. Johnson (1)     47     Director                         1999
Kevin J. Tourek (2)            41     Director                         1999


(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee



Joseph Hines          Mr. Hines has served as President and Chief Executive Officer of the
                      Company since 1983.  From 1976 until 1983, Mr. Hines owned and operated Desert Valley Companies, Inc., a management consulting firm headquartered in Phoenix, Arizona.  From 1966 until 1976, Mr. Hines served as Chief Executive Officer of several subsidiaries of Dart
                      Industries, formerly Rexall Drug and Chemical Company.

Carl A. Schroeder     Mr. Schroeder is retired.  From September 1991 to August 1996, Mr.
                      Schroeder was the President of Dixon Capital Corp.  Between 1982 and
                      September 1991, Mr. Schroeder was a private business consultant.  Mr.
                      Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992.  From 1977 to 1982, he served as Chief
                      Financial Officer with a high technology division of the MEAD
                      Corporation.  Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard Business School.

Patrick M. Lonergan   Mr. Lonergan is the co-founder of Numark Laboratories, Inc. and has served as its President since January 1989.  From 1973 through
                      December 1989, Mr. Lonergan was employed in various capacities by
                      Johnson & Johnson Products Inc., or one of its affiliates.  When Mr.
                      Lonergan left Johnson & Johnson Products Inc. in 1989, he was employed as Vice President & General Manager.

Michael S. Lesser     Mr. Lesser is the president of Dental Concepts LLC.  From 1994 to
                      January 1999, Mr. Lesser was president of T.V. Direct, Inc.  Mr. Lesser also was the founder of Lesser & Roffe Company, a business development consulting company.  Prior to founding Lesser & Roffe
                      Company, Mr. Lesser served as President of Ogilvy & Mather Co., Inc.
                      from 1989 to 1990, as Chairman and Chief Executive Officer of Lowe
                      Marschalk Co., Inc. (a subsidiary of Revlon) from 1980 to 1989, and as
                      Executive Vice President and General Manager of Norcliff Thayer, Inc.
                      (a subsidiary of Interpublic) from 1973 to 1979.

Curtis M. Rocca III   Mr. Rocca is the Chief Executive Officer and Director of Dental
                      Partners, Inc., a privately held dental practice consulting and management company.  Prior to joining Dental Partners, Mr. Rocca was
                      President of the Zila Professional Products Group, having held this position following Zila's acquisition of Bio-Dental Technologies
                      Corporation in January 1997.  Prior to the firm's acquisition by Zila,
                      Mr. Rocca served as President, CEO and Chairman of Bio-Dental
                      Technologies Corporation.  Mr. Rocca holds a B.A. in Economics from the University of California at Davis, where he graduated with honors.
                      Mr. Rocca currently serves as a director of Pacific Grain Products, Inc., located in Woodland, California.

Christopher D.        Since 1995, Mr. Johnson has been a corporate finance partner with
Johnson               Squire, Sanders & Dempsey, LLP, a law firm with over 500 attorneys and offices in nine major U.S. cities, eight European capitals, Taipei and
                      Hong Kong.  Mr. Johnson has served on the firm's five-member
                      Management Committee since 1997.  From 1994 to 1995, he was a partner with the firm of Meyer, Hendricks, Victor, Osborn & Maledon and before that he was a partner with the firm of Streich Lang.  Mr.
                      Johnson received a B.A. from Princeton University and a J.D. from the
                      University of Virginia.

Kevin J. Tourek       Mr. Tourek is Senior Vice President of Legal and Human Resources for
                      National Airlines, Inc., based in Las Vegas, Nevada.  From 1987 to
                      August 1998, Mr. Tourek was a partner with the law firm of Streich
                      Lang in Phoenix, Arizona where his practice focused mainly on corporate securities and finance matters.  Mr. Tourek received his B.A.
                      from Michigan State University and a J.D. from the Ohio State
                      University College of Law.

                               EXECUTIVE OFFICERS

                           Information regarding the names, ages, positions with the Company, and business experience of the Company's
                           Executive Officers is set forth below.

Bradley C. Anderson        Mr. Anderson, age 38, joined the Company as Vice President and
                           Treasurer in November 1996 and was named Chief Financial Officer in
                           January 1998.  Prior to joining the Company, from 1985 to 1996, Mr.
                           Anderson was employed by Deloitte & Touche LLP, most recently as an
                           Audit Senior Manager, in which capacity Mr. Anderson provided auditing, planning, and other assistance and consulting to numerous privately and publicly held companies, including the Company.  Mr.
                           Anderson received his B.S. in Accountancy from Brigham Young
                           University.  Mr. Anderson is a Certified Public Accountant.

Janice L. Backus           Ms. Backus, age 50, has served as Secretary of the Company since April
                           1989 and in 1993 was named a Vice President of the Company.  From
                           1983 until April 1989, Ms. Backus served as Assistant Secretary of the
                           Company.  Ms. Backus has also served as the Assistant to the President since 1983.  Prior to joining the Company, Ms. Backus held administrative and secretarial positions with the American Heart
                           Association, Arizona Division, BX International and Century Capital
                           Corporation.

Rocco Anselmo              Mr. Anselmo, age 50.  As of May 31, 1999, Mr. Anselmo resigned as
                           President of Zila Pharmaceuticals and as Vice President of the
                           Company.  Prior to his resignation, Mr. Anselmo  joined the Company in 1993 as the Vice President and General Manager of Zila
                           Pharmaceuticals, Inc.  In January 1997 Mr. Anselmo became President of Zila Pharmaceuticals and a Vice President of the Company.  From
                           1983 to 1993, Mr. Anselmo held various positions with Oral-B
                           Laboratories, Inc., most recently as General Manager of Oral-B Labs
                           International from 1991 to 1993.  From 1972 to 1983, Mr. Anselmo held various sales and marketing positions with S.C. Johnson and
                           Sterling Drug Company.

                       ABOUT THE BOARD AND ITS COMMITTEES


The Board           The Company is governed by a Board of Directors and various committees which meet throughout the year.  During the fiscal year ended July 31, 1999, the Board of Directors of the Company met five times.  All other actions taken by the Board of Directors during the fiscal year ended July 31, 1999 were accomplished by means of unanimous written consent.  During the period in which he served as director, each of the directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

Board               The Board has two principal committees, the Compensation Committee and
Committees          the Audit Committee.  The function of each of these committees is described below, along with the current membership and number of
                    meetings held during the fiscal year ended July 31, 1999.
                    The Company does not maintain a standing nominating
                    committee or other committee performing similar functions.

Compensation        The Compensation Committee of the Board of Directors, which met twice
Committee           during the fiscal year ended July 31, 1999, administers the Company's Stock
                    Option Award Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of
                    Directors.  During the fiscal year ended July 31, 1999, there were three members of the Compensation Committee, Patrick M. Lonergan, Michael S.
                    Lesser and Thomas B. Simone.  Mr. Simone served until his resignation in
                    September 1999.

Audit               The Audit Committee, which met twice during the fiscal year ended July 31,
Committee           1999, makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.  During the fiscal year ended July 31, 1999, there were three members of the Audit Committee,
                    Clarence J. Baudhuin, Carl A. Schroeder, and Patrick M. Lonergan.  Mr.
                    Baudhuin served until his resignation on December 31, 1998.  Mr.
                    Christopher D. Johnson was appointed a member of the Audit Committee on
                    June 16, 1999.

Director            As of December 11, 1997 non-employee members of the Company's Board
Compensation        of Directors receive compensation in the amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. In 1989, the Board of Directors adopted and the stockholders approved the Company's
                    Non-Employee Directors Stock Option Plan (the "Directors
                    Plan"). Under the terms of the Directors Plan, immediately exercisable options to purchase 2,500 shares of Common Stock are granted to each non-employee member of the Board of
                    Directors on the third trading day following the day the
                    Company publicly announces its year-end financial results
                    for the immediately preceding fiscal year; provided,
                    however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee)
                    held while he was a member of the Board of Directors. The
                    per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common
                    Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of
                    grant. The Board may from time to time amend the Directors
                    Plan in whole or in part in such respects as the Board may deem advisable, or may terminate the Directors Plan.

                    On November 2, 1999, October 7, 1998, November 3, 1997,
                    November 1, 1996 and November 3, 1995 each non-employee director then serving on the Board was granted an option to purchase 2,500 shares of Common Stock at per share exercise prices of $3.09375, $4.3125, $7.00, $6.59 and $4.00, respectively. As of October 29, 1999, options to purchase
                    92,089 shares of Common Stock granted under the Directors
                    Plan have been exercised.

                             EXECUTIVE COMPENSATION

        The table below sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended July 31, 1999, 1998 and 1997, of the persons who were, at July 31, 1999: (i) the Chief Executive Officer and (ii) the other executive officers of the Company (the "Named Officers") whose total annual salary and bonus exceeded $100,000.


                                                     Annual                 Long-Term
                                                  Compensation             Compensation
                                             ---------------------        ---------------
                                                                           Securities
                                                                            Underlying           All Other
Name and Principal Position      Year        Salary($)      Bonus ($)     Options/SARs(#)    Compensation (1)
---------------------------      ----        ---------      ---------     ---------------    ----------------
Joseph Hines                     1999          $207,826      $20,000          25,000               $3,417
President, Chief Executive       1998           180,833           --          25,000                2,712
Officer and Director             1997           175,000           --          25,300                2,625

Bradley C. Anderson              1999           147,008       15,600          25,000                2,439
Vice President and Chief         1998           113,333           --          75,000                1,700
Financial Officer                1997 (2)        67,500           --         105,000                  -

Rocco Anselmo (3)                1999           185,481       37,125          20,000                3,339
Vice President of Zila, Inc.     1998           161,792           --          75,000                2,427
and President of Zila            1997           157,300       31,460          17,680                2,682
Pharmaceuticals, Inc.

Janice L. Backus                 1999           120,223       12,600          25,000                1,992
Vice President and Corporate     1998            99,050            -          50,000                1,486
Secretary                        1997            81,000       11,000          15,500                1,215


(1)  Represents Company 401(k) plan matching contributions.

(2) Mr. Anderson joined the Company in November 1996 and his salary reflects that he was employed for only eight months of fiscal 1997.

(3) Resigned May 31, 1999 as President of Zila Pharmaceutical and as a Vice President of the Company.

                               STOCK OPTION GRANTS


        The following Named Officers were granted stock options under the Company's Stock Option Award Plan during the fiscal year ended July 31, 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                        Potential Realizable
                                      Individual Grants                                       Value at
                         ---------------------------------------------------------
                                                                                           Assumed Annual
                         Number of           % of Total                                       Rates of
                         Securities             Options                                      Stock Price
                         Underlying          Granted to   Exercise or                     Appreciation for
                             Option        Employees in   Base Price    Expiration         Option Term(3)
                                                                                      ----------------------
Name                      Granted(1)(#)     Fiscal Year  (per share)(2)     Date        5% ($)       10% ($)
----                     --------------    ------------  --------------  ----------   --------       -------

Joseph Hines                 25,000           6.1%          $9.875       12/10/08     $155,258       $393,455
Bradley C. Anderson          25,000           6.1            9.875       12/10/08      155,258        393,455
Rocco Anselmo (4)            20,000           4.9            9.875       12/10/08      124,207        314,764
Janice L. Backus             25,000           6.1            9.875       12/10/08      155,258        393,455



(1) All options granted in the fiscal year ended July 31, 1999 are fully exercisable.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) The potential realizable value is calculated based on the 10-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent the Company's estimated or projection of the future value of the Common Stock. Potential gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in the table may not necessarily be achieved.

(4) Resigned May 31, 1999 as President of Zila Pharmaceuticals and as Vice President of the Company.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1999


        The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 1999 by the Named Officers.




                                                            Number of Securities                      Value of Unexercised
                                                           Underlying Unexercised                         In-the-Money
                                                                 Options at                                Options at
                                                            Fiscal Year-End (#)                       Fiscal Year End ($)
                                                       -----------------------------          -----------------------------------
                     Shares
                   Acquired on          Value
Name               Exercise(#)     Realized ($)(1)     Exercisable(2)   Unexercisable        Exercisable(3)     Unexercisable(3)
----               -----------     ---------------     --------------   -------------        --------------     ----------------

Joseph Hines            --                 --               437,269             --              $392,380             --

Bradley C.
Anderson                --                 --               170,000         35,000                    --             --

Rocco
Anselmo                 --                 --                62,680         50,000                    --             --

Janice L.
Backus                  --                 --               265,852             --               191,696             --



(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Options are considered to be exercisable if they could be exercised on or before July 31, 1999.

(3) Represents the difference between the bid and asked closing prices ($3.416) of the Company's Common Stock on July 30, 1999 and the exercise price of the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



What is our     Decisions on compensation of the Company's executive officers
Compensation    are made by the three-member Compensation Committee of the Board
Philosophy?     of Directors (the "Committee"). Each member of the Committee is a non-employee director. The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

                       - Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

                       - Compensation should be related to the value created for stockholders.

                       - Compensation programs should integrate the long- and short-term strategies of the Company.

                       - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

                       - Stock ownership by management and stock-based compensation plans are beneficial in aligning the interests of management and the stockholders in the enhancement of stockholder value.


                Total compensation for each member of senior management is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size. The Company has retained an outside consultant to advise it with respect to compensation matters. Once a report is prepared, it will be presented to the Compensation Committee for consideration. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, and a cash bonus. Compensation for executive officers of the Company is usually set by the Committee in December of each fiscal year. Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million-dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

Base Salary     Salary recommendations are submitted annually to the Committee by senior management. In evaluating such recommendations, the Committee takes into account management's efforts to improve net sales and expand the number of markets into which the Company's products are distributed and sold. The Committee also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products, as well as management's innovative financing arrangements for the Company's marketing programs. Such efforts have permitted the Company to initiate marketing programs more extensive than what might not otherwise be available to a company of similar size and with similar resources.

                Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitment. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Committee does not assign any specified weight to the criteria it considers.

                Base salary recommendations are fixed at levels that the Committee believes are paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in similar business as the Company; however, no independent investigation of such levels has been conducted by the Committee. The Committee's recommendations are offered to the full Board of Directors. The Committee's recommendation is ultimately ratified, changed, or rejected by the full Board of Directors. In the past three fiscal years, the average annual salary increase for the Chief Executive Officer has been approximately 7.2%, and the average annual salary increase for other senior management has been approximately 16.7%.

Options The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). All employees of the Company are eligible to participate in the Award Plan. The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Committee are based upon the Committee's evaluation of the same factors described above under "Base Salary." The Committee also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to all employees of the Company, including the Chief Executive Officer and senior management. During the fiscal year ending July 31, 1999, the Committee granted options representing 407,000 shares of Common Stock under the Award Plan.

Bonus Senior management bonus compensation is paid under the Company's Incentive Bonus Plan (the "Plan"). The Plan was adopted by the Board of Directors and the Committee during fiscal year 1993 and, as of the date of this report, no bonuses have been awarded. Bonuses awarded under the Plan may not exceed 30% of a senior manager's annual base salary. The components which are considered under the terms of the Plan are the Company's net sales and sales volume and the job performance. Each member of senior management is eligible for a bonus of up to 15% of the member's base salary if the Company's annual net profits improve by 25% over the prior year and a bonus of up to 7.5% of the senior manager's base salary if the Company's annual sales volume increases by more than 75% over the prior year. Performance components of the senior manager's bonus may be as great as 7.5% of the senior manager's annual base salary and are based upon subjective criteria.

Chief           Mr. Hines has served as President and Chief Executive Officer of
Executive       the Company since 1983.  As Chief Executive Officer, Mr. Hines
Officer         receives a base salary as well as stock options under the Award
                Plan and is eligible to participate in the Plan. In February
                1997, Mr. Hines' employment agreement ceased to be of any further effect; however, Mr. Hines will continue as the President and Chief Executive Officer of the Company. The
                Committee's evaluation process of the Chief Executive Officer's compensation is comprised of the same components that are utilized in evaluating other members of senior management.
                Mr. Hines' current base salary was set at the 1998 Annual
                Meeting of the Board of Directors. During the fiscal year ended
                July 31, 1999, the Committee granted Mr. Hines options to purchase a total of 25,000 shares of the Company's Common Stock under the Award Plan. All the options were granted at fair market value, were immediately exercisable, and expire ten years after the date of grant.

                                                Compensation Committee

                                                Patrick M. Lonergan, Chairman
                                                Michael S. Lesser
                                                Thomas B. Simone (Resigned on
                                                September 25, 1999)

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

       The following table sets forth, as of September 30, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers, and (d) all directors and executive officers of the Company as a group. The address of each stockholder listed below is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.


       NAME AND ADDRESS OF            SHARES BENEFICIALLY     PERCENT OF
         BENEFICIAL OWNER                    OWNED           COMMON STOCK
       -------------------            -------------------    ------------
Joseph Hines                              1,389,271(1)           3.4%
Janice L. Backus                            342,110(2)             *
Bradley C. Anderson                         205,500(3)             *
Rocco Anselmo                               119,024(4)             *
Carl Schroeder                               27,500(5)             *
Patrick M. Lonergan                          24,671(6)             *
Michael S. Lesser                            12,500(7)             *
Curtis M. Rocca III                          69,551(8)             *
Christopher D. Johnson                          0                  *
All officers and directors as a group
(9 persons)                               2,190,127(9)           5.3%

-----------------------------------

*    Represents less than 1%.

(1) Includes 437,269 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(2) Includes 265,852 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(3) Includes 205,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(4) Includes 62,680 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter, and does not include 50,000 shares of Common Stock which are subject to unexercised options that become exercisable over a three-year period on December 11 of 1999 and 2000.

(5) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(6) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(7) Includes 10,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(8) Includes 2,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1999 or within sixty days thereafter.

(9)  Includes the shares of Common Stock subject to the options described above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish the Company with copies of all
Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, the Company believes that during the fiscal year ended July 31, 1999 its officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

                          STOCK PRICE PERFORMANCE GRAPH

       The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1994 to July 31, 1999.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZILA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                                                    CUMULATIVE TOTAL RETURN
                                              ---------------------------------------
                                              7/94   7/95  7/96   7/97   7/98   7/99
                                              ----   ----  ----   ----   ----   ----

ZILA, INC.                                     100    105   200    189    161     88
NASDAQ STOCK MARKET (U.S.)                     100    140   153    226    266    379
NASDAQ PHARMACEUTICAL                          100    140   170    199    200    309

* $100 INVESTED ON 7/31/94 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

                            PROPOSALS BY STOCKHOLDERS

       Any Stockholder proposal that is intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than July 12, 2000, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                 OTHER BUSINESS

       The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.


                                  ANNUAL REPORT

       The Company's Annual Report with certified financial statements for the fiscal year ended July 31, 1999 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about November 11, 1999. Any exhibit to the Annual Report will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on October 29, 1999.


                                      By Order of the Board of Directors,

                                      /s/ Janice L. Backus
                                      -----------------------------------
                                      Janice L. Backus
                                      Vice President and Secretary

Phoenix, Arizona

PROXY                              ZILA, INC.                              PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints JOSEPH HINES, JANICE L. BACKUS and BRADLEY C. ANDERSON, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of ZILA, INC. (the "Company") to be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 9, 1999, at 9:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

  Proposal No. 1: To elect seven directors to the Company's Board to serve for the next year or until their successors are elected.

  NOMINEES:  JOSEPH HINES, CARL A. SCHROEDER, PATRICK M. LONERGAN, MICHAEL S.
             LESSER, CURTIS M. ROCCA III, CHRISTOPHER D. JOHNSON and KEVIN J. TOUREK.

----------  VOTE for all nominees except those whose names are written on the line provided below (if any).

--------------------------------------------------------------------------------

----------  VOTE WITHHELD on all nominees

  Proposal No. 2: Ratification of the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 2000. (Mark only one)

----------  VOTE FOR
----------  VOTE AGAINST
----------  VOTE WITHHELD

          PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

    This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

DATED:
---------------------------------------------, 1999

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature)

                                              When signing as executor,
                                              administrator, attorney, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. If a joint
                                              tenancy, please have both joint
                                              tenants sign.